                                           [CONFORMED COPY WITH EXHIBITS F, G-1,
                                                G-2 AND H CONFORMED AS EXECUTED]


--------------------------------------------------------------------------------


                                CREDIT AGREEMENT


                                      among


                         PHYSICIANS QUALITY CARE, INC.,

                          VARIOUS LENDING INSTITUTIONS,


                                       and


                             BANKERS TRUST COMPANY,
                                    AS AGENT


                     ---------------------------------------


                          Dated as of January 16, 1997

                     ---------------------------------------


                                   $3,500,000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                                                    Page
                                                                    ----
     SECTION 1.   Amount and Terms of Credit .........................1
         1.01     Revolving Loan Commitments .........................1
         1.02     Minimum Borrowing Amounts, etc. ....................1
         1.03     Notice of Borrowing ................................1
         1.04     Disbursement of Funds ..............................2
         1.05     Notes ..............................................3
         1.06     Conversions ........................................3
         1.07     Pro Rata Borrowings ................................3
         1.08     Interest ...........................................4
         1.09     Interest Periods ...................................4
         1.10     Increased Costs, Illegality, etc. ..................5
         1.11     Compensation .......................................7
         1.12     Change of Lending Office ...........................8
         1.13     Replacement of Banks ...............................8

     SECTION 2.   Fees; Commitments ..................................9
         2.01     Fees ...............................................9
         2.02     Voluntary Termination or Reduction of Total
                  Unutilized Revolving Loan Commitment ...............9
         2.03     Mandatory Reduction or Termination of
                  Revolving Loan Commitments, etc. ..................10

     SECTION 3.   Payments ..........................................10
         3.01     Voluntary Prepayments .............................10
         3.02     Mandatory Prepayments .............................11
         3.03     Method and Place of Payment .......................11
         3.04     Net Payments ......................................12

     SECTION 4.   Conditions Precedent ..............................13
         4.01     Execution of Agreement; Revolving Notes ...........13
         4.02     No Default; Representations and Warranties ........13
         4.03     Officer's Certificate .............................14
         4.04     Opinions of Counsel ...............................14
         4.05     Proceedings .......................................14
         4.06     Adverse Change, etc ...............................14
         4.07     Litigation ........................................15
         4.08     Approvals .........................................15
         4.09     Security Documents ................................15
         4.10     Guaranty ..........................................16
         4.11     Plans; Collective Bargaining Agreements;
                  Existing Indebtedness Agreements;
                  Shareholders' Agreements; Management
                  Agreements; Employment Agreements; Tax
                  Allocation Agreements; Material
                  Contracts .........................................16

         4.12     Financial Statements...............................17
         4.13     Pro Forma Financial Statements.....................17
         4.14     Protections........................................17
         4.15     Existing Indebtedness..............................17
         4.16     Payment of Fees....................................18
         4.17     Notice of Borrowing................................18
         4.18     Initial Borrowing Base Certificate.................18

     SECTION 5.   Representations, Warranties and Agreements.........18
         5.01     Status.............................................18
         5.02     Power and Authority................................19
         5.03     No Violation.......................................19
         5.04     Litigation.........................................19
         5.05     Use of Proceeds; Margin Regulations................19
         5.06     Governmental Approvals.............................20
         5.07     Investment Company Act.............................20
         5.08     Public Utility Holding Company Act.................20
         5.09     True and Complete Disclosure.......................20
         5.10     Financial Condition; Financial Statements..........20
         5.11     Security Interests.................................25
         5.12     Transaction........................................26
         5.13     Compliance with ERISA..............................26
         5.14     Capitalization.....................................27
         5.15     Subsidiaries; Affiliated Businesses................27
         5.16     Intellectual Property..............................27
         5.17     Compliance with Statutes, Permits, etc.............27
         5.18     Environmental Matters..............................28
         5.19     Properties.........................................29
         5.20     Labor Relations....................................29
         5.21     Tax Returns and Payments...........................29
         5.22     Existing Indebtedness..............................30

     SECTION 6    Affirmative Covenants..............................30
         6.01     Information Covenants..............................30
         6.02     Books, Records and Inspections.....................33
         6.03     Insurance..........................................33
         6.04     Payment of Taxes...................................34
         6.05     Corporate Franchises...............................34
         6.06     Compliance with Statutes, etc......................34
         6.07     Compliance with Environmental Laws.................34
         6.08     ERISA..............................................35
         6.09     Good Repair........................................35
         6.10     End of Fiscal Years; Fiscal Quarters...............36
         6.11     UCC-11 Searches....................................36
         6.12     Additional Security; Further Assurances............36
         6.13     Register...........................................37
         6.14     Post-Closing Obligations...........................37

     SECTION 7.   Negative Covenants.................................38
         7.01     Changes in Business................................38
         7.02     Consolidation, Merger, Sale or
                  Purchase of Assets, etc ...........................38
         7.03     Liens..............................................40
         7.04     Indebtedness.......................................41
         7.05     Advances, Investments and Loans....................42
         7.06     Dividends, etc.....................................43
         7.07     Transactions with Affiliates.......................43
         7.08     Capital Expenditures...............................44
         7.09     Minimum Consolidated EBITDA........................44
         7.10     Borrowing Base.....................................44
         7.11     Limitation on Voluntary Payments;
                  Modifications of Indebtedness,
                  Organizational Documents and Certain
                  Other Agreements; Issuance of Capital Stock; etc...44
         7.12     Limitation on Certain Restrictions on Guarantors...45
         7.13     Limitation on the Establishment or
                  Acquisition of Subsidiaries........................46

     SECTION 8.   Events of Default..................................46
         8.01     Payments...........................................46
         8.02     Representations, etc...............................46
         8.03     Covenants..........................................47
         8.04     Default Under Other Agreements.....................47
         8.05     Bankruptcy. etc....................................47
         8.06     ERISA..............................................48
         8.07     Security Documents.................................48
         8.08     Guaranties.........................................48
         8.09     Judgments..........................................48
         8.10     Ownership..........................................48
         8.11     Services Agreements; Class B
                  Common Stock Purchase Agreement;
                  Sole Stockholder Designation Agreements............48

     SECTION 9.   Definitions........................................49

     SECTION 10.  The Agent..........................................63
         10.01    Appointment........................................63
         10.02    Delegation of Duties...............................64
         10.03    Exculpatory Provisions.............................64
         10.04    Reliance by Agent..................................64
         10.05    Notice of Default..................................65
         10.06    Non-Reliance on Agent and Other Banks..............65
         10.07    Indemnification....................................65
         10.08    Agent in its Individual Capacity...................66
         10.09    Holders............................................66
         10.10    Resignation of the Agent; Successor Agent..........66

     SECTION 11.  Miscellaneous......................................67

         11.01    Payment of Expenses, etc...........................67
         11.02    Right of Setoff....................................68
         11.03    Notices............................................68
         11.04    Benefit of Agreement...............................68
         11.05    No Waiver; Remedies Cumulative.....................70
         11.06    Payments Pro Rata..................................70
         11.07    Calculations; Computations.........................70
         11.08    Governing Law; Submission to Jurisdiction; Venue...71
         11.09    Counterparts.......................................71
         11.10    Effectiveness......................................71
         11.11    Headings Descriptive...............................72
         11.12    Amendment or Waiver; etc...........................72
         11.13    Survival...........................................73
         11.14    Domicile of Revolving Loans........................73
         11.15    Confidentiality....................................73
         11.16    Waiver of Jury Trial...............................73


ANNEX I               List of Banks
ANNEX II              Bank Address
ANNEX III             Real Property
ANNEX IV              Projections
ANNEX V               Insurance
ANNEX VI              Existing Indebtedness
ANNEX VII             Existing Liens
ANNEX VIII            Capitalization
ANNEX IX              Subsidiaries and Affiliated Businesses

EXHIBIT A             --     Form of Notice of Borrowing
EXHIBIT B             --     Form of Revolving Note
EXHIBIT C             --     Form of Section 3.04(b)(ii) Certificate
EXHIBIT D             --     Form of Opinion of Hale and Dorr
EXHIBIT E             --     Form of Officers' Certificate
EXHIBIT F             --     Form of Pledge Agreement
EXHIBIT G-1           --     Form of Borrower/Subsidiary Security Agreement
EXHIBIT G-2           --     Form of Affiliated Business Security Agreement
EXHIBIT H             --     Form of Guaranty
EXHIBIT I             --     Form of Assignment and Assumption Agreement
EXHIBIT J             --     Form of Intercompany Note
EXHIBIT K             --     Form of Borrowing Base Certificate

         CREDIT AGREEMENT, dated as of January 16, 1997, among PHYSICIANS QUALITY CARE, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 9 are used herein as so defined.

                                   WITNESSETH:

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facility provided for herein;

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1.  Amount and Terms of Credit.
                     ---------------------------
         1.01 Revolving Loan Commitments. Subject to and upon the terms and
              --------------------------
conditions herein set forth, each Bank severally agrees to make a loan or loans under the Revolving Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) may be incurred by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iv) may be repaid and reborrowed in accordance with the provisions hereof and (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate principal amount of all other then outstanding Revolving Loans made by such Bank, equals the Revolving Loan Commitment of such Bank at such time.

         1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of
              ------------------------------
each Borrowing of Revolving Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

         1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur
              -------------------
(x) Eurodollar Loans hereunder, the Borrower shall give the Agent at its Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) thereof no later than the date on which each Base Rate Loan is to be incurred hereunder, provided that (in each case) any such notice shall be deemed
                    --------
to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (iv) the specific purposes for which the proceeds of such Revolving Loans are to be used. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

         (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

         1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time)
              ---------------------
(or 2:00 P.M. (New York time) in the case of a Borrowing of Base Rate Loans made on same day notice) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with
Section 1.08, for the respective Revolving Loans.

         (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

         1.05 Notes. (a) The Borrower's obligation to pay the principal of, and
              -----
interest on, all the Revolving Loans made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

         (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

         1.06 Conversions. The Borrower shall have the option to convert on any
              -----------
Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans owing by the Borrower into a Borrowing or Borrowings of another Type of Revolving Loan; provided, that (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no payment Default or Event of Default is in existence on the date of the conversion, and (iii) Borrowings of Eurodollar Loans resulting from this
Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

         1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this
              -------------------
Agreement shall be made by the Banks pro rata on the basis of their Revolving
                                     --- ----
Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

         1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan
              --------
shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

         (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

         (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Revolving Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

         (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

         (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

         1.09 Interest Periods. At the time the Borrower gives a Notice of
              ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one-, two-, three- or six-month period. Notwithstanding anything to the contrary contained above:

                  (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

                  (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period
                                       --------
         would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period for a Borrowing may be elected if it would extend beyond the Final Maturity Date; and

                  (vi) no Interest Period may be elected at any time when a payment Default, or an Event of Default, is then in existence.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect by virtue of the application of clause (v) or (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

         1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the
              --------------------------------
case of clause (i) below, the Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall (x) on such date and (y) as promptly as practicable (and in any event within five Business Days) after the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan

(which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more than one Bank is affected at any time,
                  --------
then all affected Banks must be treated the same pursuant to this Section
1.10(b).

         (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by the National Association of Insurance Commissioners ("NAIC") or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of the NAIC or any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Revolving Loan Commitment or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

         1.11 Compensation. The Borrower agrees to compensate each Bank,
              ------------
promptly upon its written request (which request shall set forth the basis for requesting such compensation and shall be made through the Agent), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Revolving Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 3.01 or
3.02 or as a result of an acceleration of the Revolving Loans pursuant to
Section 8) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may
                                           --------  -------
fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 3.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

         1.12 Change of Lending Office. Each Bank agrees that, upon the
              ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c) or 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans affected by such event; provided, that such designation is made on such terms that, in
               --------
the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10 or 3.04.

         1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank,
              --------------------
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 11.12(b), the Borrower shall have the right, if no payment Default, or Event of Default, then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13,
--------
the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitment and outstanding Revolving Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 2.01 and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 1.11) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and

Assumption Agreements, the payment of amounts referred to in clauses (i) and
(ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 6.13 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments (and/or outstanding Revolving Loans, as the case may be) resulting from the assignment from the Replaced Bank to the Replacement Bank.

         SECTION 2.  Fees; Commitments.
                     -----------------
         2.01 Fees. (a) The Borrower shall pay to the Agent for distribution to
              ----
each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date the Total Revolving Loan Commitment has been terminated, computed at a rate for each day equal to 1/2 of 1% on the daily Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Fees shall be due and payable in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

         (b) The Borrower shall pay to the Agent, for its own account, such fees as may be agreed to from time to time between the Borrower and the Agent, when and as due.

         (c) All computations of Fees shall be made in accordance with
Section 11.07(b).

         2.02 Voluntary Termination or Reduction of Total Unutilized Revolving
              ----------------------------------------------------------------
Loan Commitment. (a) Upon at least two Business Days' prior written notice (or
---------------
telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that
                                                                 --------
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks and (y) any partial reduction pursuant to this Section 2.02(a) shall be in the amount of at least $100,000.

         (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 11.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, due and owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to
Section 3.01(b) (at which time Annex I shall be deemed modified to reflect such changed Revolving Loan Commitments), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 11.01 and 11.06), which shall survive as to such repaid Bank.

         2.03 Mandatory Reduction or Termination of Revolving Loan Commitments,
              ----------------------------------------------------------------
etc. (a) The Total Revolving Loan Commitment shall terminate in its entirety on
---
January 31, 1997 unless the Initial Borrowing Date has occurred on or before such date.

         (b) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the earlier of (x) the date on which a Change of Control Event occurs and (y) the Final Maturity Date.

         (c) Each reduction or termination of the Total Revolving Loan Commitment pursuant to this Section 2.03 shall apply proportionately to the Revolving Loan Commitment of each Bank.

         SECTION 3. Payments.
                    --------
         3.01 Voluntary Prepayments. (a) The Borrower shall have the right to
              ---------------------
prepay the Revolving Loans made to it, in whole or in part, without premium or penalty, except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 11:00 A.M. (New York time) (x) on or prior to the date of such prepayment in the case of Base Rate Loans and (y) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of (A) at least $100,000 in the case of Eurodollar Loans and (B) at least $25,000 in the case of Base Rate Loans; provided, that no partial prepayment of Eurodollar Loans made pursuant to a
--------
Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 3.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of all Revolving Loans then outstanding.

         (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 11.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts due and owing to such Bank in accordance with said Section 11.12(b), so long as (A) the Revolving Loan

Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 2.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 11.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

         3.02  Mandatory Prepayments.
               ---------------------
         (A)   Requirements:
               -------------
               (a) If on any date the aggregate outstanding principal amount of Revolving Loans exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess.

               (b) Notwithstanding anything to the contrary contained in this Agreement, all outstanding Revolving Loans shall be repaid in full on the earlier of (x) the date on which a Change of Control Event occurs and (y) the Final Maturity Date.

         (B) Application: With respect to each repayment of Revolving Loans
             -----------
required by this Section 3.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and the specific Borrowing(s) pursuant to which made; provided, that (i) Eurodollar Loans may be designated for repayment
      --------
pursuant to this Section 3.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full;
(ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among
                                                              --- ----
such Revolving Loans; provided, that no repayment pursuant to Section 3.02(A)(a)
                      --------
shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

         3.03 Method and Place of Payment. Except as otherwise specifically
              ---------------------------
provided herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business

Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         3.04 Net Payments. (a) All payments made by the Borrower hereunder or
              ------------
under any Revolving Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Revolving Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

         (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 11.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue

Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Revolving Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Revolving Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         SECTION 4. Conditions Precedent. The obligation of each Bank to make
                    --------------------
each Revolving Loan to the Borrower hereunder is subject, at the time of the making of each such Revolving Loan (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

         4.01  Execution of Agreement; Revolving Notes. On or prior to the
               ---------------------------------------
Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Bank the appropriate Revolving Note executed by the Borrower and in the amount, maturity and as otherwise provided herein.

         4.02  No Default; Representations and Warranties.  At the time of the
               ------------------------------------------
making of each Revolving Loan and also after giving effect thereto (i) there shall exist no Default or

Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Revolving Loan, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

         4.03 Officer's Certificate. On the Initial Borrowing Date, the Agent
              ---------------------
shall have received a certificate dated such date signed by an Authorized Officer of the Borrower stating that all of the applicable conditions set forth in Sections 4.02, 4.07 and 4.08 have been satisfied as of such date.

         4.04 Opinions of Counsel. On the Initial Borrowing Date, the Agent
              -------------------
shall have received opinions, addressed to the Agent and each of the Banks and dated the Initial Borrowing Date, from Hale and Dorr, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

         4.05 Proceedings. (a) On the Initial Borrowing Date, the Agent shall
              -----------
have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary, any assistant secretary or the treasurer of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws and equivalent organizational document) shall be reasonably satisfactory to the Agent.

         (b) On the Initial Borrowing Date, all corporate, legal and other administrative proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate and other administrative proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate, administrative or governmental authorities.

         (c) On the Initial Borrowing Date, the ownership and capital structure (including, without limitation, the terms of any capital stock, equity units, options, warrants or other securities issued by the Borrower or any of its Consolidated Entities) and management of the Borrower and its Consolidated Entities shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

         4.06 Adverse Change, etc. On or prior to the Initial Borrowing Date,
              -------------------
nothing shall have occurred since September 30, 1996 (and neither the Banks nor the Agent shall have become aware of any facts or conditions not previously known) which the Required Banks or the Agent shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has, or could reasonably be expected to have, a Material Adverse Effect.

         4.07 Litigation. On the Initial Borrowing Date, there shall be no
              ----------
actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the Transaction or (b) which the Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

         4.08 Approvals. On or prior to the Initial Borrowing Date, all
              ---------
necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction.

         4.09 Security Documents. (a) On the Initial Borrowing Date, the
              ------------------
Borrower and each of its Wholly-Owned Subsidiaries shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities (if any) referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement under such other documents shall be in full force and effect.

         (b) On the Initial Borrowing Date, (i) the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Borrower/Subsidiary Security Agreement in the form of Exhibit G-1 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Borrower/Subsidiary Security Agreement") and (ii) each Affiliated Business Guarantor shall have duly authorized, executed and delivered an Affiliated Business Security Agreement in the form of Exhibit G-2 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Affiliated Business Security Agreement" and, together with the Borrower/Subsidiary Security Agreement, the "Security Agreements"), in each case covering all of the respective Security Agreement Collateral, together with:

                  (A) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the respective Security Agreement;

              (B) evidence of the completion of all other recordings and filings of, or with respect to, the respective Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

              (C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the respective Security Agreement have been taken;

and the Security Agreements and such other documents shall be in full force and effect.

         4.10 Guaranty. On the Initial Borrowing Date, each Affiliated Business
              --------
and each Wholly-Owned Subsidiary of the Borrower shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time, the "Guaranty"), and the Guaranty shall be in full force and effect.

         4.11 Plans; Collective Bargaining Agreements; Existing Indebtedness
              --------------------------------------------------------------
Agreements; Shareholders' Agreements; Management Agreements; Employment
-----------------------------------------------------------------------
Agreements; Tax Allocation Agreements; Material Contracts. On or prior to the
---------------------------------------------------------
Initial Borrowing Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of the Borrower, of:

              (a) any Plans of the Borrower and for each such Plan (i) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (ii) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (i) either in the possession of the Borrower, any Consolidated Entity or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

              (b) any collective bargaining agreements or any other similar agreement or arrangement covering the employees of the Borrower or any of its Consolidated Entities (collectively, the "Collective Bargaining Agreements");

              (c) all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

              (d) all agreements entered into by the Borrower or any of its Consolidated Entities governing the terms and relative rights of its capital stock or other equity interests, and any agreements entered into by shareholders or members relating to any such entity with respect to their capital stock or other equity interests (including the Class B Common Stock Purchase Agreement and the Stockholders' Agreement), in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

              (e) any material agreements (or the forms thereof) with members of, or with respect to, the management of the Borrower or any of its Consolidated Entities that are to remain in effect after giving effect to the consummation of the Transaction (including each of the Services Agreements and the Bain Management Agreement) (collectively, the "Management Agreements");

              (f) any employment agreements entered into by the Borrower or any of its Consolidated Entities (collectively, the "Employment Agreements");

              (g) any tax sharing or tax allocation agreements entered into by the Borrower or any of its Consolidated Entities (collectively, the "Tax Allocation Agreements"); and

              (h) all material contracts and licenses of the Borrower or any of its Consolidated Entities that are to remain in effect after giving effect to the consummation of the Transaction (including, without limitation, each Sole Stockholder Designation Agreement) (collectively, the "Material Contracts"); provided, that copies of Medicare, Medicaid and healthcare provider agreements with the physicians employed by any Affiliated Business shall not be required to be delivered to the Agent pursuant to this Section 4.11(h);

all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Tax Allocation Agreements and Material Contracts shall be in form and substance reasonably satisfactory to the Agent and shall be in full force and effect on the Initial Borrowing Date.

         4.12 Financial Statements. On or prior to the Initial Borrowing Date,
              --------------------
there shall have been delivered to the Agent the financial statements referred to in Section 5.10(a), which financial statements shall be reasonably satisfactory to the Agent and the Required Banks.

         4.13 Pro Forma Financial Statements. On or prior to the Initial
              ------------------------------
Borrowing Date, there shall have been delivered to the Agent, an unaudited pro forma consolidated balance sheet of the Borrower and its Consolidated Entities after giving effect to the Transaction and prepared in accordance with GAAP, which pro forma balance sheet shall be reasonably satisfactory in form and
      --- -----
substance to the Agent and the Required Banks.

         4.14 Protections. On or prior to the Initial Borrowing Date, the Banks
              -----------
shall have received the financial projections (the "Projections") set forth on Annex IV, which include the projected results of the Borrower and its Consolidated Entities for the fiscal year ended after the Initial Borrowing Date.

         4.15 Existing Indebtedness. On the Initial Borrowing Date and after
              ---------------------
giving effect to the Transaction and the Revolving Loans incurred on the Initial Borrowing Date, neither the Borrower nor any of its Consolidated Entities shall have any preferred stock or other preferred equity interests or Indebtedness outstanding except for Indebtedness permitted under Section 7.04. On and as of the Initial Borrowing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to the Agent and the Required Banks). On and as of the Initial Borrowing Date, the Agent and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Existing Indebtedness.

         4.16 Payment of Fees. On the Initial Borrowing Date, all costs, fees
              ---------------
and expenses, and all other compensation contemplated by this Agreement, due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

         4.17 Notice of Borrowing. The Agent shall have received a Notice of
              -------------------
Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Revolving Loans.

         4.18 Initial Borrowing Base Certificate. On or prior to the Initial
              ----------------------------------
Borrowing Date, the Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 6.01(j) and such Borrowing Base Certificate shall be in form and substance satisfactory to the Agent and the Required Banks.

         The acceptance of the proceeds of each Revolving Loan shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above exist as of the date of such Revolving Loan. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent and the Required Banks.

         SECTION 5. Representations, Warranties and Agreements. In order to
                    ------------------------------------------
induce the Banks to enter into this Agreement and to make the Revolving Loans provided for herein, the Borrower makes the following representations, warranties and agreements with the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Revolving Loans (with the incurrence of each Revolving Loan being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of each such Revolving Loan, unless stated to relate to a specific earlier date in which all representations and warranties shall be true and correct in all material respects as of such earlier date):

         5.01 Status. Each of the Credit Parties (i) is a duly organized and
              ------
validly existing corporation or association, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         5.02 Power and Authority. Each Credit Party has the power and authority
              -------------------
to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         5.03 No Violation. Neither the execution, delivery or performance by
              ------------
any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Entities pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Borrower or any of its Consolidated Entities is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Consolidated Entities.

         5.04 Litigation. There are no actions, suits or proceedings pending or,
              ----------
to the knowledge of the Borrower or any of its Consolidated Entities, threatened, with respect to the Borrower or any of its Consolidated Entities (i) that could reasonably be expected to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the incurrence of any Revolving Loan.

         5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of Revolving
              -----------------------------------
Loans shall be utilized for the general corporate and working capital purposes of the Borrower and the Guarantors (including to effect any Permitted Acquisitions in accordance with the requirements of Section 7.02(h)).

              (b) Neither the making of any Revolving Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of

Governors of the Federal Reserve System and no part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

         5.06 Governmental Approvals. No order, consent, approval, license,
              ----------------------
authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

         5.07 Investment Company Act.  Neither the Borrower nor any of its
              ----------------------
Consolidated Entities is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.08 Public Utility Holding Company Act. Neither the Borrower nor any
              ----------------------------------
of its Consolidated Entities is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.09 True and Complete Disclosure. All factual information (taken as a
              ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Consolidated Entities in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

         5.10 Financial Condition; Financial Statements. (a) (I) Each of the
              -----------------------------------------
audited consolidated statements of financial condition of the Borrower as of December 31, 1995 and September 30, 1996 and the related consolidated statements of operations and cash flows for the fiscal year or nine-month period, as the case may be, ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such The Borrower and its Consolidated Entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the period ended September 30, 1996, for the absence of footnotes and normal year-end adjustments.

         (II) Each of (i) the audited consolidated statements of financial condition of Park Medical Associates, P.A. and Park Medical Labs, Inc. as of December 31, 1993, 1994 and 1995 and the related consolidated statements of operations and cash flows for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited consolidated statements of financial condition of Park Medical Associates, P.A. and Park Medical Labs, Inc. as of September 30, 1995 and 1996 and the related consolidated statements of operations and cash flows for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (III) Each of (i) the audited statements of financial condition of Annapolis Medical Specialists, LLP as of December 31, 1993, 1994 and 1995 and the related statements of operations, cash flows and partners capital for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Annapolis Medical Specialists, LLP as of September 30, 1995 and 1996 and the related statements of operations, cash flows and partners, capital for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (IV) Each of (i) the audited statements of financial condition of Drs. Fortier, Libber, Clemmens & Weimer, P.A. as of December 31, 1994 and 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Drs. Fortier, Libber, Clemmens & Weimer, P.A. as of September 30, 1995 and 1996 and the related statements of operations, cash flows and shareholders' equity for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (V) Each of (i) the audited statements of financial condition of Koeppel, Rosen, Rudikoff, M.D., P.C. as of December 31, 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Koeppel, Rosen, Rudikoff, M.D., P.C. as of September 30, 1995 and 1996 and the related statements of operations, cash flows and shareholders' equity for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (VI) Each of (i) the audited statements of financial condition of Drs. Goldgeier, Levine & Friedman, P.A. as of December 31, 1994 and 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Drs. Goldgeier, Levine & Friedman, P.A. as of September 30, 1995 and 1996 and the related statements of operations, cash flows and shareholders' equity for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (VII) Each of (i) the audited statements of financial condition of Drs. Sigler, Roskes, Holden & Schuberth, P.A. as of December 31, 1994 and 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Drs. Sigler, Roskes, Holden & Schuberth, P.A. as of September 30, 1995 and 1996 and the related statements of operations, cash flows and shareholders' equity for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (VII) Each of (i) the audited statements of financial condition of Drs. Pakula, Davick & Bogue, P.A. as of December 31, 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Drs. Pakula, Davick & Bogue, P.A. as of September 30, 1995 and 1996 and the related statements of operations, cash flows and shareholders' equity for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (VIII) Each of (i) the audited statements of financial condition of Chestnut Medical Associates, Inc. as of December 31, 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Drs. Pakula, Davick & Bogue, P.A. as of September 30, 1995 and 1996 and the related statements of operations, cash flows and shareholders' equity for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (IX) Each of (i) the audited statements of financial condition of James
F. Haines and William J. Belcastro, Partnership as of December 31, 1995 and the related statements of operations, cash flows and partners' capital for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of James F. Haines and William J. Belcastro, Partnership as of September 30, 1995 and 1996 and the related statements of operations, cash flows and partners' capital for the nine-month periods ended as of such dates, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended September 30, 1995 and 1996, for the absence of footnotes and normal year-end adjustments.

         (X) Each of (i) the audited statements of financial condition of Alphonse F. Calvanese, M.D., P.C. as of September 30, 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Alphonse F. Calvanese, M.D., P.C. for the period commencing October 1, 1995 and ending August 30, 1996 and the related statements of operations, cash flows and shareholders' equity for the period covered thereby, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended August 30, 1996, for the absence of footnotes and normal year-end adjustments.

         (XI) Each of (i) the audited statements of financial condition of Jay M. Ungar, M.D. as of December 31, 1995 and the related statements of operations and cash flows for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Jay M. Ungar, M.D. for the period commencing January 1, 1995 and ending August 30, 1995 and as of September 30, 1995 and the related statements of operations and cash flows for the periods covered thereby, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended August 30, 1996 and September 30, 1995, for the absence of footnotes and normal year-end adjustments.

         (XII) Each of (i) the audited statements of financial condition of Western Massachusetts Medical Group, Inc. as of November 30, 1995 and the related statements of operations, cash flows and shareholders' equity for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Western Massachusetts Medical Group, Inc. for the period commencing December 1, 1995 and ending August 30, 1996 and as of August 31, 1995 and the related statements of operations, cash flows and shareholders' equity for the periods covered thereby, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended August 30, 1996 and August 31, 1995, for the absence of footnotes and normal year-end adjustments.

         (XIII) Each of (i) the consolidated audited statements of financial condition of Springfield Medical Associates, Inc. as of December 31, 1993, 1994 and 1995 and the related consolidated statements of operations, cash flows and shareholders' equity for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Springfield Medical Associates, Inc. for the period commencing January 1, 1996 and ending August 30, 1996 and as of September 30, 1995 and the related statements of operations, cash flows and shareholders' equity for the periods covered thereby, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended August 30, 1996 and September 30, 1995, for the absence of footnotes and normal year-end adjustments.

         (XIV) Each of (i) the consolidated audited statements of financial condition of Cardiology and Internal Medicine Associates, Inc. as of December 31, 1994 and 1995 and the related consolidated statements of operations, cash flows and shareholders' equity for the fiscal years ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited statements of financial condition of Cardiology and Internal Medicine Associates, Inc. for the period commencing January 1, 1996 and ending August 30, 1996 and as of September 30, 1995 and the related statements of operations, cash flows and shareholders' equity for the periods covered thereby, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the financial position of such entities at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except, in the case of the financial statements for the periods ended August 30, 1996 and September 30, 1995, for the absence of footnotes and normal year-end adjustments.

         (XV) Each of (i) the unaudited pro forma combined balance sheet of the Borrower as of September 30, 1996 and (ii) the unaudited pro forma combined statements of operations of the Borrower as of December 31, 1995 and September 30, 1996, copies of which have heretofore been delivered to each Bank, present a good faith estimate of the pro forma financial condition of the Borrower on a consolidated basis at the dates of said statements and the pro forma results of operations for the periods covered thereby.

         (b) Since September 30, 1996, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) Except as fully reflected in the financial statements described in Section 5.10(a) and except for the Indebtedness permitted under this Agreement, (i) there were as of the Initial Borrowing Date (and after giving effect to any Revolving Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business, Existing Indebtedness and obligations arising under or out of the Stockholders' Agreement) with respect to the Borrower or any of its Consolidated Entities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) and (ii) the Borrower does not know of any basis for the assertion against the Borrower or any of its Consolidated Entities of any such liability or obligation which, in the case of clause (i) or (ii) either individually or in the aggregate, is or would be reasonably likely to have, a Material Adverse Effect.

         (d) The Projections are based on good faith estimates and assumptions made by the management of the Borrower, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material. There is no fact known to the Borrower or any of its Consolidated Entities which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

         5.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral and the collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document, except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 4.09(b) or on or prior to the execution and delivery thereof as contemplated by Sections 6.11, 6.12 and 7.17.

         5.12   Transaction. At the time of consummation thereof, the
                -----------
Transaction shall have been consummated in all material respects in accordance with the terms of the respective Credit Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction or the performance by the Borrower and its Consolidated Entities of their obligations under the Documents and all applicable laws.

         5.13   Compliance with ERISA. Each Plan is in substantial compliance
                ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Consolidated Entity nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975
or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Borrower or any of its Consolidated Entities); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Borrower or any Consolidated Entity or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Consolidated Entities and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent incurrence of Revolving Loans, would not result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Borrower or any Consolidated Entity or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Consolidated Entities do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

         5.14 Capitalization. On the Initial Borrowing Date, the authorized
              --------------
capitalization of the Borrower is set forth on Annex VIII. All outstanding equity interests of the Borrower have been duly and validly issued and are fully paid. Except as set forth on Annex VIII, the Borrower does not have outstanding any securities convertible into or exchangeable for its equity interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its equity interests.

         5.15 Subsidiaries; Affiliated Businesses. On and as of the Initial
              -----------------------------------
Borrowing Date and after giving effect to the consummation of the Transaction, the Borrower has no Subsidiaries or Affiliated Businesses other than those Subsidiaries and Affiliated Businesses listed on Annex X. Annex X correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the Borrower, in each class of the capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock or other equity interests of each Subsidiary of the Borrower and each Affiliated Business have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Neither any Subsidiary of the Borrower nor any Affiliated Business has outstanding any securities convertible into or exchangeable for its capital stock or other equity interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other equity interests or any stock appreciation or similar rights.

         5.16 Intellectual Property. The Borrower and each of its Consolidated
              ---------------------
Entities owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of the Borrower and each of its Consolidated Entities as presently conducted.

         5.17 Compliance with Statutes, Permits, etc. (a) The Borrower and each
              --------------------------------------
of its Consolidated Entities, to the knowledge of the Borrower, is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of the Borrower or any of its Consolidated Entities), except such noncompliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

         (b) The Borrower and each of the Consolidated Entities and all physicians employed by such Consolidated Entities have all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with ("Permits") any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or any other Person, necessary or desirable to conduct their business as now being conducted except where the failure to have any such Permit does not have a Material Adverse Effect. All Permits of the Borrower and the Consolidated Entities and all physicians employed by the Consolidated Entities are valid and in full force and effect except where the failure to have any such Permit does not have a Material Adverse Effect.

         (c) Neither the Borrower nor any of the Consolidated Entities, nor any other persons or entities providing professional services for the Consolidated Entities, have engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part be Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

         5.18 Environmental Matters. (a) The Borrower and each of its
              ---------------------
Consolidated Entities have complied with, and on the date of each Revolving Loan are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Consolidated Entities or any Real Property owned or operated by the Borrower or any of its Consolidated Entities that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Consolidated Entities or, to the best knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Consolidated Entities or any such Real Property that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Consolidated Entities under any applicable Environmental Law.

         (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Consolidated Entities where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Consolidated Entities. There are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Consolidated Entities.

         (c) Notwithstanding anything to the contrary in this Section 5.18, the representations made in this Section 5.18 shall only be untrue if the aggregate effect of all restrictions, failures, noncompliance, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

         5.19 Properties. All Real Property owned or leased by the Borrower or
              ----------
any of its Consolidated Entities as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex III. The Borrower and each of its Consolidated Entities has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex III or in the financial statements referred to in
Section 5.10(a), free and clear of all Liens, other than Permitted Liens.

         5.20 Labor Relations. Neither the Borrower nor any of its Consolidated
              ---------------
Entities is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Consolidated Entities or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Consolidated Entities or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Consolidated Entities or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Consolidated Entities and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Consolidated Entities and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

         5.21 Tax Returns and Payments. All Federal, material state and other
              ------------------------
material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Consolidated Entities have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Borrower and its Consolidated Entities for the periods covered thereby. The Borrower and each of its Consolidated Entities have paid all taxes payable by them other than taxes which are not yet due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its

Consolidated Entities. As of the Initial Borrowing Date, neither the Borrower nor any of its Consolidated Entities has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Consolidated Entities, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Consolidated Entities not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Consolidated Entities have provided, with respect to themselves or property held by them, any consent under
Section 341 of the Code. Neither the Borrower nor any of its Consolidated Entities have incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

         5.22 Existing Indebtedness. Annex VI sets forth a true and complete
              ---------------------
list of all Indebtedness of the Borrower and its Consolidated Entities as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Revolving Loans on such date (excluding the Revolving Loans, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

         SECTION 6. Affirmative Covenants. The Borrower hereby covenants and
                    ---------------------
agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, and the Revolving Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 11.13 which are not then due and payable) incurred hereunder, are paid in full:

         6.01 Information Covenants. The Borrower will furnish to each Bank:
              ---------------------

         (a)  Monthly Reports. As promptly as practicable and in any event
              ---------------
within 45 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Entities as at the end of such fiscal month and the related consolidated statements of income and retained earnings and of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, setting forth comparable budgeted figures for such fiscal month, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnote disclosure.

         (b)  Quarterly Financial Statements. As promptly as practicable and in
              ------------------------------
any event within 60 days after the close of each quarterly accounting period in each fiscal year of the Borrower (commencing with the quarterly accounting period ending on March 31, 1997), the consolidated balance sheet of the Borrower and its Consolidated Entities as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period, for the Test Period ended on the last day of such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present the financial condition of the Borrower and its Consolidated

Entities as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnote disclosure.

         (c) Annual Financial Statements. Within 90 days after the close of each
             ---------------------------
fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 1996), the consolidated balance sheet of the Borrower and its Consolidated Entities as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year, setting forth comparative budgeted figures for such fiscal year and, in the case of all such financial statements (but excluding such comparative budgeted figures), certified by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Borrower and its Consolidated Entities as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Consolidated Entities, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

         (d) Budgets, etc. Not more than 60 days after the commencement of each
             ------------
fiscal year of the Borrower (commencing with the fiscal year ended December 31, 1996), budgets of the Borrower and its Consolidated Entities in reasonable detail for such fiscal year and for each of the twelve fiscal months of such fiscal year, in each case as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 6.01(a), (b), and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

         (e) Officer's Certificates. At the time of the delivery of the
             ----------------------
financial statements provided for in Sections 6.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Consolidated Entities were in compliance with the provisions of Sections 7.04(c), 7.05, 7.08, 7.09 and 7.10, as at the end of such fiscal month, quarter or year, as the case may be.

         (f) Notice of Default or Litigation. Promptly, and in any event within
             -------------------------------
five Business Days (or ten Business Days in the case of clause (y) below) after any Senior Officer of the Borrower or any of its Consolidated Entities obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and shall state that such notice is a "notice of default," or (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Consolidated Entities which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

         (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each
             -----------------
report or "management letter" submitted to the Borrower or any of its Consolidated Entities by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Consolidated Entities.

         (h) Environmental Matters. Promptly after obtaining knowledge of any
             ---------------------
of the following, written notice of:

              (i) any pending or threatened material Environmental Claim against the Borrower or any of its Consolidated Entities or any Real Property owned or operated by the Borrower or any of its Consolidated Entities;

             (ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Consolidated Entities that (x) results in material noncompliance by the Borrower or any of its Consolidated Entities with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Consolidated Entities or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Consolidated Entities that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or such Consolidated Entity, as the case may be, of its interest in such Real Property under any Environmental Law; and

            (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Consolidated Entities where the Borrower or any of its Consolidated Entities is or is reasonably expected to be responsible for the cost of such action or where the taking of such action could reasonably be expected to materially interfere with the operations of the Borrower or any of its Consolidated Entities at such Real Property.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material written communications by the Borrower or any of its Consolidated Entities with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above, as may reasonably be requested by the Agent or the Required Banks.

         (i)  Consolidation. If, in the Borrower's judgment, it is reasonably
              -------------
likely that any Affiliated Business or any Practice Group acquired by or affiliated with, or to be acquired by or affiliated with, the Borrower, any Subsidiary of the Borrower or any Affiliated Business will not be eligible to be consolidated in the financial statements of the Borrower, written notice of such anticipated ineligibility.

         (j)  Borrowing Base Certificate. (x) On the Initial Borrowing Date and
              --------------------------
(y) within ten days Business Days after the last Business Day of each month, a borrowing base certificate in the form of Exhibit K (each, a "Borrowing Base Certificate"), which shall (i) be prepared as of December 31, 1996 (in the case of the initial Borrowing Base Certificate) or as of the last Business Day of the preceding fiscal month (in the case of each subsequent Borrowing Base Certificate), (ii) be certified by the chief financial officer or other Authorized Officer of the Borrower and (iii) demonstrate compliance with the provisions of Section 7.11.

         (k)  Other Information. Promptly upon transmission thereof, copies of
              -----------------
any filings and registrations with, and reports to, the SEC by the Borrower or any of its Consolidated Entities and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Consolidated Entities shall generally send to analysts or the holders of their capital stock or other equity interests in their capacity as holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.

         6.02 Books, Records and Inspections. The Borrower will, and will cause
              ------------------------------
each of its Consolidated Entities to, permit, upon notice to the chief financial officer or other Authorized Officer of the Borrower, officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Consolidated Entities in whomsoever's possession, and to examine the books of account of the Borrower and any of its Consolidated Entities and discuss the affairs, finances and accounts of the Borrower and of any of its Consolidated Entities with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or any Bank may desire.

         6.03 Insurance. The Borrower will, and will cause each of its
              ---------
Consolidated Entities to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex V is not being maintained by the Borrower and its Consolidated Entities, the Borrower will notify the Banks in writing thereof and, if thereafter notified by the Agent to do so, the Borrower will obtain insurance at such levels to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are acceptable to the Agent. The Borrower will furnish to the Agent on the Initial Borrowing Date and on each date as the Agent or the Required Banks may reasonably request, a summary of the insurance carried in respect of the Borrower and its Consolidated Entities and the assets of the Borrower and its Consolidated Entities together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

         6.04 Payment of Taxes. The Borrower will pay and discharge, and will
              ----------------
cause each of its Consolidated Entities to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 7.03(a) or charge upon any properties of the Borrower or any of its Consolidated Entities; provided, that neither the Borrower nor any of
                                  --------
its Consolidated Entities shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         6.05 Corporate Franchises. The Borrower will do, and will cause each of
              --------------------
its Consolidated Entities to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any
                                                 --------  -------
transaction permitted by Section 7.02 will not constitute a breach of this
Section 6.05.

         6.06 Compliance with Statutes, etc. The Borrower will, and will cause
              -----------------------------
each of its Consolidated Entities to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than such noncompliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

         6.07 Compliance with Environmental Laws. (a) The Borrower will pay, and
              ----------------------------------
will cause each of its Consolidated Entities to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Borrower nor any of its Consolidated Entities will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Consolidated Entities, or any tenant or occupant of any Real Property, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Consolidated Entities, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not be reasonably expected to have a Material Adverse Effect; provided, that neither the Borrower
                                --------
nor any of its Consolidated Entities shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

         6.08 ERISA. As soon as possible and, in any event, within 10 days after
              -----
the Borrower or any Consolidated Entity or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to the Borrower or any Consolidated Entity, the Borrower will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Consolidated Entity or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Consolidated Entity, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Consolidated Entity or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of
ERISA; or that the Borrower or any Consolidated Entity has or may incur any liability under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Bank, the Borrower will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition, at the request of any Bank, copies of annual reports and any notices received by the Borrower or any Consolidated Entity or any ERISA Affiliate with respect to any Plan shall be delivered to such Bank no later than 10 days after the date of any such request.

         6.09 Good Repair. The Borrower will, and will cause each of its
              -----------
Consolidated Entities to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 7.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

         6.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for
              ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Consolidated Entities' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Consolidated Entities', fiscal quarters to end on dates which are consistent with a fiscal year ending on December 31.

         6.11 UCC-11 Searches. On or prior to the 45th day following the Initial
              ---------------
Borrowing Date, the Borrower shall deliver to the Agent (at the Borrower's own expense) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in Section 4.09(b)(A), together with copies of such financing statements that name any of the foregoing Persons as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Permitted Liens).

         6.12 Additional Security; Further Assurances. (a) The Borrower will,
              ---------------------------------------
and will cause each of the Guarantors to, grant to the Collateral Agent security interests in such assets and properties of the Borrower and the Guarantors as are not covered by the Security Documents, and as may be requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents"), it being understood that the Affiliated Business Guarantors shall not be required to grant additional security interests in assets and properties outside the scope of the Affiliated Business Security Agreement. All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

         (b) The Borrower will, and will cause each of the Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 6.12 has been complied with.

         (c)  The Borrower agrees that each action required above by this
Section 6.12 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by the Borrower and the Guarantors pursuant to the terms of this Section 6.12; provided that in no event shall the Borrower be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 6.12.

         6.13 Register. The Borrower hereby designates the Agent to serve as the
              --------
Borrower's agent, solely for purposes of this Section 6.13, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Concurrently with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 6.13.

         6.14 Post-Closing Obligations. (a) Within fifteen days following the
              ------------------------
Initial Borrowing Date, (i) the Borrower shall furnish to the Agent and the Banks a collateral examination report in respect of the accounts receivables of the Affiliated Businesses, which report shall be in form and substance satisfactory to the Agent and the Required Banks and (ii) the Borrower shall have agreed to amend (x) this Agreement to modify the definition of "Borrowing Base" to include eligibility features satisfactory to the Agent and the Required Banks and (y) Section 7.10 and Exhibit K hereto in a manner satisfactory to the Agent and the Required Banks to account for any modifications agreed to pursuant to preceding clause (x).

         (b) Within 30 days following the Initial Borrowing Date, Borrower shall deliver to the Agent analyses and evidence of insurance complying with the requirements of Section 6.03 for the business and properties of the Borrower and its Consolidated Entities in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

         SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees
                    ------------------
that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Revolving Notes are outstanding and the Revolving Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section
11.13 which are not then due and payable) incurred hereunder, are paid in full:

         7.01 Changes in Business. The Borrower and its Consolidated Entities
              -------------------
will not engage in any business other than the business engaged in by the Borrower and its Consolidated Entities as of the Initial Borrowing Date and activities directly related thereto, and similar or related businesses.

         7.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The
              ------------------------------------------------------
Borrower will not, and will not permit any of its Consolidated Entities to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

              (a) the Borrower and the Guarantors may lease, as lessee or lessor, or license, as licensee or licensor, real or personal property in the ordinary course of business and otherwise in compliance with this Agreement, so long as any such lease or license by the Borrower or any such Guarantor in its capacity as lessor or licensor, as the case may be, does not prohibit the granting of a Lien by the Borrower or any such Guarantor pursuant to the respective Security Document in the property covered by such lease or license, as the case may be;

              (b) Capital Expenditures by the Borrower and the Guarantors to the extent not in violation of Section 7.08;

              (c) the advances, investments and loans permitted pursuant to
         Section 7.05;

              (d) the Borrower may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

              (e) the Borrower and any of the Guarantors may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of the Borrower and or such Guarantor, the functional equivalent of the item of equipment so sold or exchanged;

              (f) the Borrower and any of the Guarantors may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons, so long as any such license by the Borrower or any such Guarantor in its capacity as licensor is permitted to be assigned pursuant to the relevant Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any such Guarantor pursuant to the relevant Security Agreement in the intellectual property covered by such license;

              (g) the Borrower and each of the Guarantors may sell assets, provided that the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (g) shall not exceed $25,000;

              (h) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may form an affiliation with any Affiliated Business (by management agreement or stockholder transfer or designation or similar agreement) and any Affiliated Business may acquire the assets of, or form an affiliation with, any Practice Group (any such acquisition or affiliation permitted by this clause (h), a "Permitted Acquisition"); provided that (i) such Affiliated Business or
                                   --------
         Practice Group (and the assets so acquired), as the case may be, was, immediately, prior to such acquisition or affiliation, engaged (or used) primarily in the businesses permitted pursuant to Section 7.01,
         (ii) any Liens assumed in connection with such acquisition or affiliation are otherwise permitted under Section 7.03, (iii) the Borrower shall have given the Agent and the Banks at least 10 Business Days prior written notice of such Permitted Acquisition, (iv) if the Person so acquired is an Affiliated Business, (x) the Borrower and such Affiliated Business shall have entered into a Services Agreement in form and substance satisfactory to the Required Banks, (y) the Borrower and the physician designated as the sole shareholder of such Affiliated Business shall have entered into a Sole Shareholder Designation Agreement in form and substance satisfactory to the Required Banks and
         (z) all of the provisions of Section 7.13 are complied with in respect of such Affiliated Business and (v) the consideration paid in connection with any such Permitted Acquisition shall consist solely of cash, Borrower Subordinated Notes, Short-Term Seller Notes and/or Class A Common Stock of the Borrower;

              (i) the assets of any Guarantor may be transferred to the Borrower; and

              (j) any Subsidiary of the Borrower may merge with and into the Borrower or any Wholly-Owned Subsidiary of the Borrower so long as (i) the Borrower or such Wholly-Owned Subsidiary is the surviving corporation of such merger and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger).

To the extent the Required Banks waive the provisions of this Section 7.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold as permitted by this

Section 7.02 (and such Collateral is permitted to be released from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, by directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

         7.03 Liens. The Borrower will not, and will not permit any of its
              -----
Consolidated Entities to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Consolidated Entities, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Consolidated Entities) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

              (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

              (b) Liens in respect of property or assets of the Borrower or any of its Consolidated Entities imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Consolidated Entities or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

              (c) Liens created by or pursuant to this Agreement and the Security Documents;

              (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex VII, without giving effect to any extensions or renewals thereof;

              (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.09;

              (f) Liens incurred or deposits made in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (y) shall not exceed $1,000 at any time;

              (g) licenses, leases or subleases granted by the Borrower or any of the Guarantors to third Persons not interfering in any material respect with the business of the Borrower or any of the Guarantors;

              (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Consolidated Entities;

              (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

              (j) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement; and

              (k)  Liens arising pursuant to purchase money mortgages,
         Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the
                         --------
         assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to
         Section 7.04(c).

         7.04 Indebtedness. The Borrower will not, and will not permit any of
              ------------
its Consolidated Entities to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

              (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

              (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VI, without giving effect to any subsequent extension, renewal or refinancing thereof;

              (c) Capitalized Lease Obligations and Indebtedness of the Borrower and its Consolidated Entities incurred pursuant to purchase money Liens, provided, that (x) all such Capitalized Lease Obligations
                      --------
         are permitted under Section 7.08 and (y) the sum of (i) the aggregate Capitalized Lease Obligations plus (ii) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $4,000,000;

              (d) Indebtedness constituting Intercompany Loans to the extent permitted by Section 7.05(d);

              (e) Indebtedness of the Borrower under (x) Borrower Subordinated Notes and Short-Term Seller Notes issued as consideration in connection with any Permitted Acquisition and (y) the Shareholder Subordinated Notes; and

              (f) Indebtedness of the Borrower which may be deemed to exist under the Bain Management Agreement.

         7.05 Advances, Investments and Loans. The Borrower will not, and will
              -------------------------------
not permit any of its Consolidated Entities to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except:

              (a)  the Borrower may invest in cash and Cash Equivalents;

              (b) the Borrower and its Consolidated Entities may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

              (c) the Borrower and its Consolidated Entities may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (d)  the Borrower may make intercompany loans and advances to any Guarantor and any Guarantor may make intercompany loans and advances to the Borrower or any other Guarantor (collectively, "Intercompany Loans"), provided, that (x) each Intercompany Loan shall
                                --------
         be evidenced by an Intercompany Note and (y) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

              (e) loans and advances by the Borrower and the Guarantors to employees of the Borrower and its Consolidated Entities for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $100,000 at any time (determined without regard to any write-down or write-offs of such loans and advances) shall be permitted;

              (f) the Borrower and its Subsidiaries may hold additional investments in their respective Subsidiaries to the extent that such investments reflect an increase in the value of such Subsidiaries; and

              (g) the Borrower and the Affiliated Businesses may effect Permitted Acquisitions in accordance with the requirements of
         Section 7.02(h).

         7.06 Dividends, etc. The Borrower will not, and will not permit any of
              --------------
its Consolidated Entities to, declare or pay any dividends or distributions (other than dividends or distributions payable solely in common stock or other common equity interests of the Borrower or any such Consolidated Entity, as the case may be) or return any capital to, its stockholders or members or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or members as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other equity interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other equity interests), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Consolidated Entities to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity interests of the Borrower or any other Consolidated Entity, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other equity interests) (all of the foregoing "Dividends"), except that (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (ii) the Borrower may redeem or purchase shares of common stock of the Borrower or options to purchase such common stock, as the case may be, held by former employees of the Borrower or any of its Consolidated Entities following the death of such employee or other termination of their employment, provided that
(w) the only consideration paid by the Borrower in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by the Borrower in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all cash principal and interest payments made on Shareholder Subordinated Notes shall not exceed $200,000 in the aggregate, and (y) at the time of any cash payment permitted to be made pursuant to this Section 7.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom and (iii) whether or not same constitute Dividends, the payments expressly permitted to be made pursuant to clauses (iv) through (vi), inclusive, of Section 7.07 shall be permitted. The parties hereto understand and agree that the term "Dividend" as used in this Agreement does not include payments made by any Affiliated Business to any physician employed by such Affiliated Business pursuant to the terms of such physician's employment agreement.

         7.07 Transactions with Affiliates. The Borrower will not, and will not
              ----------------------------
permit any of its Consolidated Entities to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Consolidated Entity as would be obtainable by the Borrower or such Consolidated Entity at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event be permitted:
                   --------
(i) the Transaction; (ii) the Service Agreements in effect on the Effective Date; (iii) the Borrower and any Affiliated Business acquired in connection with a Permitted Acquisition may enter into a Service Agreement in accordance with the terms of Section 7.02(h); (iv) the payment, on a quarterly basis, of management fees to Bain Capital and/or its Related Parties in an aggregate amount (for all such Persons taken together) not to exceed $125,000 in any fiscal quarter of the Borrower, (v) the payment to Bain Capital and/or its Related Parties of a fee equal to 1% of the gross amount of financings obtained by the Borrower and its Consolidated Entities after the date hereof pursuant to, and in accordance with the terms of, Section 2.b of the Bain Management Agreement and (vi) the reimbursement of Bain Capital and/or its Related Parties for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to the Borrower and its Consolidated Entities under the Bain Management Agreement.

         7.08 Capital Expenditures. The Borrower will not, and will not permit
              --------------------
any of its Subsidiaries to, make any Capital Expenditures, except that, during the fiscal year of the Borrower ended December 31, 1997, the Borrower and the Guarantors may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $4,000,000 in such fiscal year.

         7.09 Minimum Consolidated EBITDA. The Borrower will not permit
              ---------------------------
Consolidated EBITDA for any Test Period ending on a date set forth below to be less than the amount set forth opposite such date below:

                                         Minimum
                                       Consolidated
              Date                        EBITDA
             ------                   --------------
         March 31, 1997                  (830,000)
         June 30, 1997                 (1,368,000)
         September 30,1997             (1,456,000)
         December 31, 1997             (1,083,000)

         7.10 Borrowing Base. The Borrower will not permit the Borrowing Base at
              --------------
any time to be less than the Total Revolving Loan Commitment at such time, it being understood and agreed that provisions of this Section 7.10 will be amended in a manner satisfactory to the Borrower, the Agent and the Required Banks and otherwise in accordance with the terms of Section 6.14(a).

         7.11 Limitation on Voluntary Payments; Modifications of Indebtedness,
              ----------------------------------------------------------------
Organizational Documents and Certain Other Agreements; Issuance of Capital
--------------------------------------------------------------------------
Stock; etc. The Borrower will not, and will not permit any of the Guarantors to:
----------

              (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Borrower Subordinated Note;

              (ii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, (x) any Shareholder

         Subordinated Note, except to the extent permitted by Section 7.06(ii) and (y) any Short-Term Seller Note, to the extent permitted by the terms thereof;

              (iii) amend or modify, or permit the amendment or modification of, any provision of any Borrower Subordinated Note, any Shareholder Subordinated Note or any Short-Term Seller Note;

              (iv) amend, modify, change or terminate (to the extent such amendment, modification, change or termination is in any way adverse to the interests of the Banks), any Management Agreement (including the Services Agreements and the Bain Management Agreement), any Sole Stockholder Designation Agreement, any Tax Allocation Agreement, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational documents), or any agreement entered into by it, with respect to its capital stock or other equity interests (including the Class B Common Stock Purchase Agreement, the Stockholders' Agreement and any other Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other equity interests which would be adverse to the interests of the Banks; it being understood that neither (x) an amendment, modification or change to the Class B Stock Purchase Agreement which effects a change in the number of Shares, Warrants or Reserved Shares (as each such term is defined in the Class B Stock Purchase Agreement) to be issued thereunder, or the purchase price or exercise price therefor nor (y) an amendment, modification or change to the Class B Stock Purchase Agreement or the Restated Certificate of Incorporation of the Borrower which requires the Borrower to satisfy additional financial tests related to the amounts incurred, paid or expended, including without limitation transaction fees and expenses, by the Borrower and the Affiliated Business in connection with the acquisition of assets of, or affiliation with, any Practice Group, shall not be considered to be adverse to the interests of the Banks for purposes of this Section 7.11(iv); or

              (v) issue any class of capital stock or other equity interests other than (I) (x) in the case of the Borrower and its Subsidiaries, non-redeemable common stock or other non-redeemable common equity interests and (y) in the case of the Borrower, capital stock or other equity interests pursuant to, and in accordance with the terms of, each of the Class B Common Stock Purchase Agreement and the Equity Incentive Plan, provided that in the case of any issuance of any equity interest by the Borrower no Event of Default will exist under Section 8.10 and
         (II) Class A Common Stock to BTCo in accordance with the terms of the Fee Letter and related documentation.

         7.12 Limitation on Certain Restrictions on Guarantors. The Borrower
              ------------------------------------------------
will not, and will not permit any of the Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Guarantor to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Guarantor, or pay any Indebtedness owed to the Borrower or a Guarantor, (b) make loans or advances to the Borrower or any Guarantor or (c) transfer any of its properties or assets to the Borrower or any Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Guarantor, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Guarantor in the ordinary course of business, and (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 7.03(k).

         7.13 Limitation on the Establishment or Acquisition of Subsidiaries,
              ---------------------------------------------------------------
Affiliated Businesses and Practice Groups. Notwithstanding anything to the
-----------------------------------------
contrary contained in this Agreement, the Borrower will not, and will not permit any of its Consolidated Entities to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, any Affiliated Business or any Practice Group; provided that (a) the Borrower and its Wholly-Owned Subsidiaries shall be
       --------
permitted to establish or create Wholly-Owned Subsidiaries, so long as (i) at least 10 days' prior written notice thereof (or such lesser notice as is acceptable to the Agent) is given to the Agent, (ii) the capital stock or other equity interests of any such new Subsidiary is pledged pursuant to the Pledge Agreement and the certificates, if any, representing such stock or other equity interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent, (iii) each such new Subsidiary executes a counterpart of the Guaranty, the Pledge Agreement and the Borrower/Subsidiary Security Agreement and (iv) to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 6.12, (b) the Borrower shall be permitted to establish, create or acquire Affiliated Businesses, so long as (i) at least 10 days' prior written notice thereof (or such lesser notice as is acceptable to the Agent) is given to the Agent, (ii) such new Affiliated Business executes a counterpart of the Guaranty and the Affiliated Business Security Agreement and (iii) to the extent requested by the Agent and the Required Banks, such Affiliated Business takes all actions required pursuant to Section 6.12 and (c) Affiliated Businesses shall be permitted to acquire Practice Groups in connection with a Permitted Acquisition in accordance with the requirements of Section 7.02(h). In addition, each new Wholly-Owned Subsidiary and Affiliated Business that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4 as a Wholly-Owned Subsidiary or Affiliated Business, as the case may be, was required to deliver on the Initial Borrowing Date.

         SECTION 8.  Events of Default.  Upon the occurrence of any of the
                     -----------------
following specified events (each, an "Event of Default"):

         8.01 Payments. The Borrower shall (i) default in the payment when due
              --------
of any principal of the Revolving Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any interest on the Revolving Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

         8.02 Representations, etc. Any representation, warranty or statement
              --------------------
made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         8.03 Covenants. Any Credit Party shall (a) default in the due
              ---------
performance or observance by it of any term, covenant or agreement contained in Sections 6.11, 6.12, or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or

         8.04 Default Under Other Agreements. (a) The Borrower or any of its
              ------------------------------
Consolidated Entities shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Consolidated Entities shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event
                                --------
of Default pursuant to clause (a) or (b) of this Section 8.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $25,000 at any one time; or

         8.05 Bankruptcy. etc. The Borrower or any of its Consolidated Entities
              ---------------
shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Consolidated Entities and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Consolidated Entities; or the Borrower or any of its Consolidated Entities commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Consolidated Entities; or there is commenced against the Borrower or any of its Consolidated Entities any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Consolidated Entities is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Consolidated Entities suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Consolidated Entities makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Consolidated Entities for the purpose of effecting any of the foregoing; or

         8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding
              -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any Consolidated Entity or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower or any Consolidated Entity has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events, in the opinion of the Required Banks, will have a Material Adverse Effect; or

         8.07 Security Documents. (a) Except in each case to the extent
              ------------------
resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

         8.08 Guaranties. Any Guaranty or any provision thereof shall cease to
              ----------
be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

         8.09 Judgments. One or more judgments or decrees shall be entered
              ---------
against the Borrower or any of its Consolidated Entities involving a liability (not paid or not fully covered by insurance) in excess of $25,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

         8.10 Ownership.  A Change of Control Event shall have occurred; or
              ---------

         8.11 Services Agreements; Class B Common Stock Purchase Agreement; Sole
              ------------------------------------------------------------------
Stockholder Designation Agreements. The Class B Common Stock Purchase Agreement,
----------------------------------
any Services Agreement, any Sole Stockholder Designation Agreement or any provision thereof shall cease to be in full force and effect or the Borrower, any Affiliated Business or any other

Person party thereto shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such document;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an Event of
                                             --------
Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment (or the unutilized portion thereof) terminated, whereupon the Revolving Loan Commitment of each Bank (or the unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and all Obligations owing here under to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents.

         SECTION 9. Definitions. As used herein, the following terms shall have
                    -----------
the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

         "Additional Security Documents" shall have the meaning provided in Section 6.12.

         "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities of such other Person having ordinary voting power or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary in this definition, any Affiliated Business shall be deemed to be an Affiliate for all purposes of this Agreement.

         "Affiliated Business Guarantor" shall mean each Affiliated Business that is or becomes a party to the Guaranty.

         "Affiliated Business Security Agreement" shall have the meaning provided in Section 4.09(b).

         "Affiliated Businesses" shall mean each Person in the business of providing health care services affiliated with the Borrower (other than a subsidiary of the Borrower), whether by management agreement or stockholder transfer or designation or similar agreement or otherwise (e.g., MCP and
                                                           ---
Flagship).

         "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 10.10.

         "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

         "Applicable Base Rate Margin" shall mean 1.50%.

         "Applicable Eurodollar Margin" shall mean 2.50%.

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

         "Authorized Officer" shall mean the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary or any other senior officer of the Borrower designated as such in writing to the Agent by the Borrower, in each case to the extent reasonably acceptable to the Agent.

         "Bain Capital" shall mean Bain Capital, Inc. a Delaware corporation.

         "Bain Management Agreement" shall mean the Management Agreement, dated as of August 30, 1996, between the Borrower and Bain Capital Partners V, L.P., as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Bank" shall have the meaning provided in the first paragraph of this Agreement.

         "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

         "Bankruptcy Code" shall have the meaning provided in Section 8.05.

         "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

         "Base Rate Loan" shall mean each Revolving Loan bearing interest at the rates provided in Section 1.08(a).

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrower Subordinated Note" shall mean a pay-in-kind unsecured junior subordinated note issued by the Borrower as partial consideration in connection with a Permitted Acquisition, the terms and conditions of which note (including, without limitation, amortization, maturity, interest rate, limitations on cash interest payable, guaranty provisions, security therefor, covenants, defaults, remedies and subordination provisions) shall be in form and substance satisfactory to the Agent.

         "Borrower/Subsidiary Security Agreement" shall have the meaning provided in Section 4.09(b).

         "Borrowing" shall mean the incurrence of one Type of Revolving Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant
                                --------
to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

         "Borrowing Base" shall mean, as at any date on which the amount is being determined, an amount equal to 53.9% of the book value of the accounts receivables of the Affiliated Businesses, it being understood that the foregoing definition will be modified to include eligibility features satisfactory to the Agent in accordance with the requirements of Section 6.14.

         "Borrowing Base Certificate" shall have the meaning provided in
Section 6.01(j).

         "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

         "Capital Expenditures" shall mean, with respect to any Person, without duplication, all expenditures by such Person which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with
GAAP), and the amount of all Capitalized Lease Obligations incurred by such Person.

         "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Consolidated Entities in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

         "Change of Control Event" shall mean and include the occurrence of any of the following events: (i) Bain Capital and/or its Related Parties shall cease to own on a fully diluted basis in the aggregate at least 20% of the economic and voting interest in the Borrower's capital stock, (ii) Bain Capital and/or its Related Parties shall cease to own at least 30% of the Class B Common Stock of the Borrower or (iii) members of the Board of Directors of the Borrower designated by Bain Capital and/or its Related Parties shall for any reason cease to have the special voting rights granted to such members under the Restated Certificate of Incorporation of the Borrower with respect to each Class B Director Action or upon the occurrence of any Class B Director Control Event or with respect to any Restricted Action (as each such term is defined in the Restated Certificate of Incorporation of the Borrower).

         "Class A Common Stock" shall mean the Class A common stock of the Borrower, $.01 per value per share.

         "Class B Common Stock" shall mean and include (i) the Class B-1 common stock of the Borrower, $.01 par value per share and (ii) the Class B-2 common stock of the Borrower, $.01 par value per share.

         "Class B Common Stock Purchase Agreement" shall mean the Class B Common Stock and Warrant Purchase Agreement, dated as of August 30, 1996, by and among the Borrower, Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P., and amended as of December 11, 1996, as the same may be further amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

         "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

         "Collective Bargaining Agreements" shall have the meaning provided in
Section 4.11(b).

         "Commitment Fee" shall have the meaning provided in Section 2.01(a).

         "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before (i) total interest expense (inclusive of amortization of deferred financing fees, premiums on Interest Rate Protection Agreements and any other original issue discount) of the Borrower and its Consolidated Entities determined on a consolidated basis, (ii) any non-cash charges deducted in determining Consolidated Net Income for such period and related to the issuance by the Borrower of stock or other equity interests, warrants or options to management (or any exercise of any such warrants or options), (iii) provisions for taxes based on income, and (iv) giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period.

         "Consolidated Entity" shall mean and include each Affiliated Business and each Subsidiary of the Borrower.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Consolidated Entities on a consolidated basis for such period taken as a single accounting period.

         "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Credit Documents" shall mean this Agreement, the Revolving Notes, the Guaranty and each Security Document.

         "Credit Party" shall mean the Borrower, each Subsidiary Guarantor and each Affiliated Business Guarantor.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

         "Dividends" shall have the meaning provided in Section 7.06.

         "Documents" shall mean the Credit Documents, the Services Agreements, the Class B Common Stock Purchase Agreement and the Sole Stockholder Designation Agreements.

         "Effective Date" shall have the meaning provided in Section 11.10.

         "Eligible Transferee" shall mean and include a commercial bank, investment company, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

         "Employment Agreements" shall have the meaning provided in
Section 4.11(f).

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Consolidated Entities under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety to the extent health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

         "Equity Incentive Plan" shall mean the 1995 Equity Incentive Plan of the Borrower adopted by the Board of Directors of the Borrower on June 21, 1995 and the stockholders of the Borrower on June 30, 1995, as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Consolidated Entity would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

         "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Event of Default" shall have the meaning provided in Section 8.

         "Existing Indebtedness" shall have the meaning provided in
Section 5.22.

         "Existing Indebtedness Agreements" shall have the meaning provided in Section 4.11(c).

         "Fee Letter" shall mean the Fee Letter, dated as of January 16, 1997, between the Borrower and BTCo.

         "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 2.01.

         "Final Maturity Date" shall mean January 16, 1998.

         "Flagship" shall mean Flagship Health, P.A., a Maryland professional association.

         "Flagship Services Agreement" shall mean the Services Agreement, dated as of December 11, 1996, between the Borrower and Flagship, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

         "Guarantor" shall mean each Subsidiary Guarantor and each Affiliated Business Guarantor.

         "Guaranty" shall have the meaning provided in Section 4.10.

         "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

         "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

         "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Revolving Loans occurs hereunder.

         "Intercompany Loan" shall have the meaning provided in Section 7.05(d).

         "Intercompany Notes" shall mean promissory notes, in the form of Exhibit J, evidencing Intercompany Loans.

         "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

         "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

         "Management Agreements" shall have the meaning provided in
Section 4.11(e).

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Consolidated Entities taken as a whole.

         "Material Contracts" shall have the meaning provided in
Section 4.11(h).

         "MCP" shall mean Medical Care Partners, P.C., a Massachusetts professional corporation.

         "MCP Services Agreement" shall mean the Services Agreement, dated as of August 30, 1996, between the Borrower and MCP, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans $25,000 and (ii) for Eurodollar Loans, $250,000.

         "NAIC" shall have the meaning provided in Section 1.10(c).

         "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

         "Notice of Borrowing" shall have the meaning provided in Section 1.03.

         "Notice of Conversion" shall have the meaning provided in Section 1.06.

         "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

         "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

         "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

         "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Percentage" shall mean at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment by the Total Revolving Loan Commitment; provided, that if the Total Revolving Loan Commitment
                           --------
has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

         "Permits" shall have the meaning provided in Section 5.17(b).

         "Permitted Acquisition" shall have the meaning provided such term in
Section 7.02(h).

         "Permitted Liens" shall have the meaning provided in Section 7.03.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, any of its Consolidated Entities or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which the Borrower, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" shall have the meaning provided in Section 4.09(a).

         "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

         "Practice Group" shall mean each physician practice group acquired by or affiliated with any Affiliated Business.

         "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Projections" shall have the meaning provided in Section 4.14.

         "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December commencing the last Business Day of March 1997.

         "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Register" shall have the meaning provided in Section 6.13.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Related Party" shall mean any Affiliate of Bain Capital on the Effective Date, provided that for purposes of the definition of "Change of
                --------
Control Event," the term Related Party shall not include (x) any portfolio company of (i) Bain Capital or (ii) any Affiliate of Bain Capital or (y) any officer or director of the Borrower or any of its Consolidated Entities if not also a partner or stockholder of Bain Capital on the Effective Date.

         "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

         "Replaced Bank" shall have the meaning provided in Section 1.13.

         "Replacement Bank" shall have the meaning provided in Section 1.13.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

         "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans) constitute greater than 50% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks).

         "Returns" shall have the meaning provided in Section 5.21.

         "Revolving Loan" shall have the meaning provided in Section 1.01.

         "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 2.02, 2.03, 3.01(b) and/or 8 or otherwise modified pursuant to Sections 1.13 and/or 11.04(b).

         "Revolving Loan Facility" shall mean the facility evidenced by the Total Revolving Loan Commitment.

         "Revolving Note" shall have the meaning provided in Section 1.05(a).

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Section 3.04(b)(ii) Certificate" shall have the meaning provided in
Section 3.04(b)(ii).

         "Secured Creditors" shall have the meaning provided in the respective Security Documents.

         "Security Agreements" shall have the meaning provided in Section
4.09(b).

         "Security Agreement Collateral" shall mean all "Collateral" as defined in the respective Security Agreement.

         "Security Documents" shall mean and include the Security Agreements, the Pledge Agreement, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 4.09, 6.11 and 6.12, if any, in each case as and when executed and delivered in accordance with the terms of this Agreement and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

         "Senior Officer" shall mean the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or Secretary or any other senior officer of the Borrower or any of its Subsidiaries with knowledge of, or responsibility for, the financial affairs of such Person.

         "Services Agreements" shall mean and include the Flagstaff Services Agreement, the MCP Services Agreement and any other management service agreement entered into between the Borrower and an Affiliated Business in connection with any Permitted Acquisition.

         "Shareholders' Agreements" shall have the meaning set forth in Section 4.12(d).

         "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by the Borrower (and not guaranteed or supported in any way by the Borrower or any of its Consolidated Entities) in form and substance satisfactory to the Agent and the Required Banks.

         "Short-Term Seller Note" shall mean a short-term note maturing not less than 30 days after the issuance thereof issued by the Borrower as partial consideration in connection with a Permitted Acquisition, the terms and conditions of which note (including, without limitation, amortization, maturity, interest rate, limitations on cash interest payable, security therefor, covenants, defaults and remedies) shall be in form and substance satisfactory to the Agent.

         "Sole Stockholder Designation Agreements" shall mean and include (i) the Shareholder Designation and Stock Transfer Agreement, dated as of November 30, 1996, among the Borrower, Flagship and Laura Mumford, M.D., (ii) the Shareholder Designation and Stock Transfer Agreement, dated as of August 9, 1996, among the Borrower, MCP and Jay Unger, M.D. and (iii) any other stockholder transfer or designation agreement entered into between the Borrower and the sole stockholder of an Affiliated Business in connection with a Permitted Acquisition, in each case as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of August 30, 1996 among the Borrower, Bain Capital Fund, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, BCIP Trust Associates, L.P. and various other management and physician stockholders from time to time party thereto, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

         "Subsidiary Guarantor" shall mean each Wholly-Owned Subsidiary of the Borrower that is or becomes a party to the Guaranty.

         "Tax Allocation Agreements" shall have the meaning provided in Section 4.11(g).

         "Taxes" shall have the meaning provided in Section 3.04.

         "Test Period" shall mean, at the time of any determination thereof, (i) the fiscal quarter of the Borrower ended March 31, 1997 (taken as one accounting period), (ii) the two consecutive fiscal quarters of the Borrower ended June 30, 1997 (taken as one accounting period), (iii) the three consecutive fiscal quarters of the Borrower ended September 30, 1997 (taken as one accounting period) and (iv) the four consecutive fiscal quarters of the Borrower ended December 31, 1997 (taken as one accounting period).

         "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the aggregate principal amount of all Revolving Loans outstanding at such time.

         "Transaction" shall mean, collectively, (i) the incurrence of Revolving Loans hereunder on the Initial Borrowing Date, (ii) the execution and delivery of this Agreement and the other Credit Documents by the Credit Parties and (iii) the payment of fees and expenses in connection with the foregoing.

         "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean the remainder of such Bank's Revolving Loan Commitment at such time less the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time.

         "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

         SECTION 10.  The Agent.
                      ----------

         10.01 Appointment. Each Bank hereby irrevocably designates and appoints
               -----------
BTCo as Agent of such Bank (such term to include for purposes of this Section 10, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and neither the Borrower nor any of its Consolidated Entities shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Consolidated Entities.

         10.02 Delegation of Duties. The Agent may execute any of its duties
               --------------------
under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

         10.03 Exculpatory Provisions. Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any of its Consolidated Entities or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of the Borrower or any of its Consolidated Entities or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of the Borrower or any of its Consolidated Entities. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrower or any of its Consolidated Entities to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Revolving Loans or of the existence or possible existence of any Default or Event of Default.

         10.04 Reliance by Agent. The Agent shall be entitled to rely, and shall
               -----------------
be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or all of the Banks, to the extent required by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

         10.05 Notice of Default. The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Agent shall have received such directions,
--------
the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         10.06 Non-Reliance on Agent and Other Banks. Each Bank expressly
               -------------------------------------
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Consolidated Entities, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Consolidated Entities and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Consolidated Entities. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower or any of its Consolidated Entities which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.07 Indemnification. The Banks agree to indemnify the Agent in its
               ---------------
capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Total Revolving Loan Commitment has terminated and all Revolving Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the fore- going is not paid by the Borrower or any of its Consolidated Entities; provided, that no Bank shall be
                                              --------
liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired (other than as a result of the gross negligence or willful misconduct of the Agent), the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

         10.08 Agent in its Individual Capacity. The Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Revolving Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity. The Agent and/or its affiliates may own stock of the Borrower or any Subsidiary of the Borrower and may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         10.09 Holders. The Agent may deem and treat the payee of any Note as
               -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

         10.10 Resignation of the Agent; Successor Agent. The Agent may resign
               -----------------------------------------
as the Agent upon 20 days' notice to the Banks and, unless a Default of the type referred to in Section 8.05 has occurred and is continuing, to the Borrower. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject, to the extent that no payment Default or Event of Default has occurred and is then continuing, to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If a successor Agent shall not have been so appointed within such 20 day period after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all duties of the Agent hereunder and/or under any other Credit Documents until such time, if any, as the Required Banks appoint a successor Agent as provided above. After the resignation of the Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 11. Miscellaneous.
                     --------------
         11.01 Payment of Expenses, etc. The Borrower hereby agrees to: (i)
               ------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Revolving Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

         11.02 Right of Setoff. In addition to any rights now or hereafter
               ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations of the Borrower or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

         11.03 Notices. Except as otherwise expressly provided herein, all
               -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

         11.04 Benefit of Agreement. (a) This Agreement shall be binding upon
               --------------------
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or
                               --------  -------
transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that no Bank may assign or transfer all or any portion of its
-------- -------
Revolving Loan Commitment and/or its outstanding Revolving Loans except as provided in Section 11.04(b) and, provided further, that although any Bank may
                                  -------- -------
grant participations in its rights hereunder in accordance with this Section, such Bank shall remain a "Bank" for all purposes hereunder and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank
                                             -------- -------
shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I
                                     --------
shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 11.04(b) (which consent shall not be unreasonably withheld or delayed) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or
                                         -------- -------
assignment will not be effective until recorded by the Agent on the Register pursuant to Section 6.13 hereof. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 3.04(b)(ii) Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10 or 1.11 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

         11.05 No Waiver; Remedies Cumulative. No failure or delay on the part
               ------------------------------
of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

         11.06 Payments Pro Rata. (a) The Agent agrees that promptly after its
               -----------------
receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based
                                  --- ----                        --- ----
upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Revolving Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         11.07 Calculations; Computations. (a) The financial statements to be
               --------------------------
furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, that except as otherwise specifically provided herein,
               --------
all computations determining compliance with Sections 3.02 and 7, including the definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the financial statements delivered to the Banks pursuant to Section 5.10(a).

         (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         11.08 Governing Law; Submission to Jurisdiction; Venue.
               ------------------------------------------------
(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Revolving Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.09 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

         11.10 Effectiveness. This Agreement shall become effective on the date
               -------------
(the "Effective Date") on which the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

         11.11 Headings Descriptive.  The headings of the several sections
               --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any
               ------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all of the Security Documents, (iii) amend, modify or waive any provision of this Section 11.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that
                                                        -------- -------
no such change, waiver, discharge or termination shall (1) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank),
(2) without the consent of the Agent, amend, modify or waive any provision of
Section 10 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent, or (3) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause
(a)(i) through (v), inclusive, of the first proviso to Section 11.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either
(A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay in full its outstanding Revolving Loans, in accordance with Sections 2.02(b) and/or 3.01(b), provided that, unless the Revolving Loan
                                 --------
Commitment terminated and Revolving Loans repaid pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that the
                                                     ----------------
Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 11.12(a).

         11.13 Survival. All indemnities set forth herein including, without
               --------
limitation, in Section 1.10, 1.11, 3.04, 10.07 or 11.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Revolving Loans.

         11.14 Domicile of Revolving Loans. Each Bank may transfer and carry its
               ---------------------------
Revolving Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

         11.15 Confidentiality. (a) Each of the Banks agrees that it will use
               ---------------
its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Consolidated Entities which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has become generally available to the public or has become available to such Bank on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Revolving Notes or any interest therein by such Bank; provided, that such prospective
                                            --------
transferee agrees to be bound by the provisions of this Section 11.15 to the same extent as such Bank.

         (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Consolidated Entities (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Consolidated Entities, provided that such Persons shall be subject to the provisions of this Section 11.15 to the same extent as such Bank).

         11.16 Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
               --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


                                      * * *
         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------
950 Winter Street                                 PHYSICIANS QUALITY CARE,
Waltham, MA 02154                                      INC.
Attention: Samantha Trotman
Telephone No.: (617) 890-5560
Facsimile No.: (617) 890-1796

                                                  By /s/ Jerilyn P. Asher
                                                     --------------------------
                                                     Name:  Jerilyn P. Asher
                                                     Title: President


                                                     BANKERS TRUST COMPANY,
                                                        Individually and
                                                        as Agent


                                                  By /s/ Dana Klein
                                                     --------------------------
                                                     Name:  Dana Klein
                                                     Title:  Vice President

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
-------
950 Winter Street                      PHYSICIANS QUALITY CARE
Waltham, MA 02154                       INC.
Attention: Samantha Trotman
Telephone No.: (617) 890-5560
Facsimile No.: (617) 890-1796

                                       By /s/ Jerilyn P. Asher
                                          ---------------------
                                         Name: Jerilyn P. Asher
                                         Title: President


                                       BANKERS TRUST COMPANY,
                                          Individually and
                                          as Agent

                                       By /s/ Dana Klein
                                          ----------------
                                          Name: Dana Klein
                                          Title: Vice President